UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2010 (October 5, 2010)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-22537-01 (Commission File Number)	23-2215075 (IRS Employer Identification No.)

Philadelphia and Reading Avenues,
Boyertown, PA 19512
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On October 5, 2010, National Penn Bancshares, Inc. (“National Penn”) entered into an Investment Agreement (the “Investment Agreement”) with Warburg Pincus Private Equity X, L.P. (“Warburg Pincus”), pursuant to which Warburg Pincus agreed, subject to the terms and conditions of the Investment Agreement, to invest $150 million in National Penn through a direct purchase of newly issued common stock (the “Investment”).  Under the terms of the Investment Agreement, Warburg Pincus agreed to purchase 24,793,389 shares of National Penn’s common stock, without par value (the “Common Stock”).

Pursuant to the Investment Agreement, Warburg Pincus will be entitled to maintain a representative on the Board of Directors of National Penn (the “Board”) for so long as it beneficially owns 9.9% or more of National Penn’s outstanding shares of Common Stock.  Warburg Pincus is also entitled to designate an observer who may attend Board meetings for so long as Warburg Pincus beneficially owns 4.9% or more, but less than 9.9%, of National Penn’s outstanding shares of Common Stock.

A portion of the Investment is expected to be completed within ten (10) business days of signing (the “First Closing Date”), and, subject to customary closing conditions, the remainder will be completed after all required regulatory approvals are received (the “Second Closing Date”).  On the First Closing Date, Warburg Pincus will purchase 10,462,810 shares of Common Stock in exchange for a payment to National Penn of $63.3 million in cash.  On the Second Closing Date, Warburg Pincus will purchase an additional 14,330,579 shares of Common Stock in exchange for $86.7 million in cash.  Under the terms of the Investment Agreement, Warburg Pincus has certain rights to maintain its relative ownership percentage in National Penn through additional purchases in the event of subsequent issuances by National Penn and certain registration rights. The Investment Agreement further provides that Warburg Pincus shall not acquire more than 24.9% of National Penn’s voting securities as calculated under applicable regulations of the Board of Governors of the Federal Reserve System.

The representations and warranties of National Penn set forth in the Investment Agreement have been made solely for the benefit of Warburg Pincus.  In addition, such representations and warranties (a) have been qualified by confidential disclosures made to Warburg Pincus in connection with the Investment Agreement, (b) are subject to materiality qualifications contained in the Investment Agreement which may differ from what may be viewed as material by investors, (c) were made only as of the date of the Investment Agreement or such other date as is specified in the Investment Agreement, and (d) may have been included in the Investment Agreement for the purpose of allocating risk between National Penn and Warburg Pincus rather than establishing matters as facts.  Accordingly, the Investment Agreement is included with this filing only to provide investors with information regarding the terms of the Investment Agreement, and not to provide investors with any other factual information regarding National Penn or its business.  The Investment Agreement should not be read alone, but should instead be read in conjunction with the other information regarding National Penn that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that National Penn files with the Securities and Exchange Commission.

This description of the Investment Agreement is a summary and does not purport to be a complete description of all of its terms and is qualified in its entirety by reference to the Investment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 hereof is incorporated herein by reference.  The shares of Common Stock to be issued and sold in the transaction described in Item 1.01 will be sold in a private placement made in reliance on the exemption from registration of Section 4(2) of the Securities Act of 1933, as amended.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits

(d)           Exhibits.

10.1	Investment Agreement, dated as of October 5, 2010, by and between National Penn Bancshares, Inc. and Warburg Pincus Private Equity X, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

By:	/s/ Scott V. Fainor
Name:	Scott V. Fainor
Title:	President and CEO

Dated: October 6, 2010

EXHIBIT INDEX

Number	Description

10.1	Investment Agreement, dated as of October 5, 2010, by and between National Penn Bancshares, Inc. and Warburg Pincus Private Equity X, L.P.